EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
March 25, 2020

Centrus Energy Corp. Reports Financial Results
for the Fourth Quarter and Full Year 2019

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) today reported results for the fourth quarter 2019 and full year ended December 31, 2019.

2019 Summary:

Financial Results

•	Total revenues of $209.7 million, separative work units (SWU) and uranium revenue of $169.4 million, and year-end cash balance of $130.7 million, in line with prior guidance

•	Repaid the $27.5 million principal balance in outstanding 8.0% notes that matured on September 30, 2019

•	Gross profit of $32.5 million and net loss of $16.5 million

Commercial Highlights

•	Order book at $1.0 billion as of December 31, 2019

•	Signed three-year, $115 million cost-share contract with U.S. Department of Energy to demonstrate production of High-Assay, Low-Enriched Uranium (HALEU) for advanced reactors

•	Successfully completed decontamination and decommissioning of DOE’s K-1600 facility at the East Tennessee Technology Park

“With lower cost of sales in our LEU segment and reduced overhead, we improved our performance significantly in 2019,” said Daniel B. Poneman, Centrus president and chief executive officer. “We also continue to see significant growth potential in our technical solutions segment as we demonstrate our ability to produce HALEU to fuel the next generation of advanced reactors around the world. I also want to assure our shareholders and stakeholders that we are taking vigilant and vigorous steps to address the coronavirus threat, as the health and safety of our employees and their families is of paramount concern.”

Financial Results

For the full year, the Company reported a net loss of $16.5 million in 2019 compared to a net loss of $104.1 million in 2018. The net loss allocable to common stockholders was $24.3 million, or $2.54 per share, in 2019, compared to a net loss allocable to common stockholders of $111.9 million, or $12.23 per share, in 2018. Revenue for 2019 was $209.7 million, an increase of $16.7 million or 9 percent from the prior year.

Revenue from the LEU segment increased $5.0 million, or 3 percent, in 2019 compared to 2018 due to higher average unit sales prices for SWU and uranium and changes in sales volumes.

Cost of sales for the LEU segment declined $69.1 million, or 37 percent, in 2019 compared to 2018, primarily reflecting a decline in the average cost of sales per SWU and the changes in SWU and uranium sales volumes.

Revenue from the technical solutions segment increased $11.7 million, or 41 percent, in 2019 compared to 2018, primarily driven by work commencing on the HALEU contract. Cost of sales for the technical solutions segment increased by $35.4 million, or 153 percent, compared to 2018, reflecting an increase in work performed by our technical solutions segment during the period. In addition, cost of sales in the fourth quarter of 2019 includes an accrued contract loss of $18.3 million related to our share of remaining projected program costs under the HALEU cost share contract through 2022.

Centrus realized a gross profit of $32.5 million in 2019, an increase of $50.4 million compared to the gross loss of $17.9 million in 2018.

Advanced technology costs declined $11.5 million, or 44 percent, to $14.6 million in 2019, primarily due to a reduction in our license and facility caretaker costs at Piketon following the commencement of work under the HALEU contract in June 2019.

Selling, General and Administrative

SG&A expenses declined $6.2 million, or 16 percent, to $33.7 million in 2019 compared to 2018. Compensation and benefits declined $4.0 million, information technology costs declined $0.8 million, consulting expenses declined $0.4 million, travel costs declined $0.4 million in 2019, and other costs declined by a net $0.6 million.

Nonoperating Components of Net Periodic Benefit Expense (Income)

Nonoperating components of net periodic benefit expense (income) related to the Company’s retiree benefit plans include the net of actuarial gains and losses recognized each year in the fourth quarter.  Centrus recognized $4.0 million of net actuarial gains in 2019 compared to net actuarial losses of $17.3 million in 2018. The net gain in 2019 reflects favorable investment returns relative to the expected return assumption, mortality assumptions, and healthcare claim assumptions, partially offset by decreases in market interest rates.

2020 Outlook

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. We cannot reasonably estimate the length or severity of this pandemic, or the extent to which the disruption may materially impact our consolidated financial position, consolidated results of operations, and consolidated cash flows in fiscal 2020. Consequently, we are not providing guidance on the Company’s financial results for 2020 at this time.

Conference Call

Centrus Energy’s investor conference call to discuss the fourth quarter and full year 2019 results is scheduled for March 26, 2020, at 8:30 a.m. EDT. A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at www.centrusenergy.com, and a recording of the call will be available on the site through April 3, 2020.

About Centrus Energy Corp.

Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements

This Annual Report on Form 10-K, including Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7, contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders and our Series B Senior Preferred stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”), under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements, including risks relating to the potential expiration of the 1992 Russian Suspension Agreement (“RSA”) and/or a renewal of the RSA on terms not favorable to us; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential products and services to us; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for deployment of the American Centrifuge technology and our ability to perform and absorb costs under our agreement with DOE to demonstrate the capability to produce high assay low enriched uranium (“HALEU”) and our ability to obtain and/or perform under other agreements; risks relating to whether or when government or commercial demand for HALEU will materialize; the potential for further demobilization or termination of our American Centrifuge work; risks related to our ability to perform and receive timely payment under agreements with the

DOE, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price and cost-share contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; risks related to pandemics and other health crises, such as the global novel coronavirus (COVID-19) outbreak; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission.

For a discussion of these risks and uncertainties and other factors that may affect our future results, please see Part I, Item 1A, Risk Factors, and the other sections of this Annual Report on Form 10-K. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this Annual Report on Form 10-K, except as required by law.

Contacts:
Investors: Dan Leistikow (301) 564-3399
Media: Lindsey Geisler (301) 564-3392

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Separative work units	$36.3	$62.4	$123.7	$130.6
Uranium	7.6	18.9	45.7	33.8
Technical solutions	11.8	2.5	40.3	28.6
Total revenue	55.7	83.8	209.7	193.0
Cost of Sales:
Separative work units and uranium	18.2	89.1	118.6	187.7
Technical solutions	30.7	4.4	58.6	23.2
Total cost of sales	48.9	93.5	177.2	210.9
Gross profit (loss)	6.8	(9.7)	32.5	(17.9)
Advanced technology costs	1.6	6.9	14.6	26.1
Selling, general and administrative	9.2	10.2	33.7	39.9
Amortization of intangible assets	2.4	2.1	6.5	6.6
Special charges (credits) for workforce reductions and advisory costs	0.3	0.7	(1.9)	2.2
Gain on sales of assets	—	—	(0.7)	(0.3)
Operating loss	(6.7)	(29.6)	(19.7)	(92.4)
Gain on early extinguishment of debt	—	(0.5)	—	(0.5)
Nonoperating components of net periodic benefit expense (income)	(4.1)	15.5	(4.3)	10.6
Interest expense	0.1	1.1	3.0	4.1
Investment income	(0.3)	(0.6)	(2.2)	(2.5)
Loss before income taxes	(2.4)	(45.1)	(16.2)	(104.1)
Income tax expense	0.4	0.1	0.3	—
Net loss and comprehensive loss	(2.8)	(45.2)	(16.5)	(104.1)
Preferred stock dividends - undeclared and cumulative	1.9	2.0	7.8	7.8
Net loss allocable to common stockholders	$(4.7)	$(47.2)	$(24.3)	$(111.9)

Net loss per common share - basic and diluted	$(0.49)	$(5.10)	$(2.54)	$(12.23)
Average number of common shares outstanding - basic and diluted (in thousands)	9,583	9,246	9,566	9,151

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$130.7	$123.1
Accounts receivable	21.1	60.2
Inventories	64.5	129.7
Deferred costs associated with deferred revenue	144.1	134.9
Deposits for financial assurance	0.2	30.3
Other current assets	9.0	6.3
Total current assets	369.6	484.5
Property, plant and equipment, net	3.7	4.2
Deposits for financial assurance	5.7	6.3
Intangible assets, net	69.5	76.0
Other long-term assets	7.4	0.7
Total assets	$455.9	$571.7

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$50.7	$52.4
Payables under SWU purchase agreements	8.1	46.0
Inventories owed to customers and suppliers	5.6	103.0
Deferred revenue and advances from customers	266.3	204.5
Current debt	6.1	32.8
Total current liabilities	336.8	438.7
Long-term debt	114.1	120.2
Postretirement health and life benefit obligations	138.6	136.2
Pension benefit liabilities	141.8	168.9
Advances from customers	29.4	15.0
Other long-term liabilities	32.1	14.6
Total liabilities	792.8	893.6
Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, 7.5% cumulative, 104,574 shares issued and outstanding and an aggregate liquidation preference of $127.2 as of December 31, 2019 and $119.3 as of December 31, 2018	4.6	4.6
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 8,347,427 and 8,031,307 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	0.8	0.8
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 1,117,462 and 1,406,082 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	0.1	0.1
Excess of capital over par value	61.5	61.2
Accumulated deficit	(405.0)	(388.5)
Accumulated other comprehensive income, net of tax	1.1	(0.1)
Total stockholders’ deficit	(336.9)	(321.9)
Total liabilities and stockholders’ deficit	$455.9	$571.7

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2019	2018
OPERATING
Net loss	$(16.5)	$(104.1)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	7.0	7.4
Accrued loss on long-term contract	18.3	—
Immediate recognition of retirement benefit plans (gains) losses, net	(4.0)	17.3
PIK interest on paid-in-kind toggle notes	1.1	1.7
Gain on early extinguishment of debt	—	(0.5)
Gain on sales of assets	(0.7)	(0.4)
Inventory valuation adjustments	2.3	—
Changes in operating assets and liabilities:
Accounts receivable	29.3	9.7
Inventories, net	0.1	61.0
Payables under SWU purchase agreements	(37.9)	(33.4)
Deferred revenue and advances from customers, net of deferred costs	44.0	0.1
Accounts payable and other liabilities	(12.3)	3.7
Pension and postretirement liabilities	(19.5)	(28.0)
Other, net	0.1	(8.9)
Cash provided by (used in) operating activities	11.3	(74.4)

INVESTING
Capital expenditures	(0.1)	(0.1)
Proceeds from sales of assets	0.7	0.5
Cash provided by investing activities	0.6	0.4

FINANCING
Principal payments on debt	(27.5)	(5.0)
Payments for deferred financing costs	(1.4)	—
Payment of interest classified as debt	(6.1)	(6.1)
Cash used in financing activities	(35.0)	(11.1)

Decrease in cash, cash equivalents and restricted cash	(23.1)	(85.1)
Cash, cash equivalents and restricted cash, beginning of period	159.7	244.8
Cash, cash equivalents and restricted cash, end of period	$136.6	$159.7

Supplemental cash flow information:
Interest paid in cash	$1.5	$7.1
Non-cash activities:
Conversion of interest payable-in-kind to debt	$0.7	$1.7
Deferred financing costs included in accounts payable and accrued liabilities	$0.8	$—
Additional right of use operating lease assets recorded	$5.2	$—
Disposal of right of use operating lease assets for early termination	$0.4	$—
Exchange of debt for Class A common stock	$—	$0.9